Exhibit 6.8

Bellator Management

31912 Mound Rd. Suit 102, Warren, MI 48092

RESIDENTIAL LEASE AGREEMENT

Wahed Real Estate Series 1, LLC (hereafter Landlord or Landlords), rents 4120 Paign Dr, Sterling Heights, MI 48313 (address) (hereafter, “the Premises”) to [Tenant] [(hereafter Tenant(s), as may be hereafter designated in the singular form or plural]; Tenant will pay rent for the Premises as defined below:

COVENANTS

1.	DESCRIPTION AND CONDITION. Landlord(s) rents to Tenant(s) the Premises consisting of a dwelling, structures thereon and common areas (if an apartment). The Premises are not furnished. Tenant(s) have received two copies of a move- in inventory checklist. The Premises are conclusively presumed to be in good condition at move-in, unless Tenant(s) specify objections on that list and return a completed copy of it to Landlord(s) within seven (7) days after receiving the list or three (3) days after occupancy is obtained, whichever occurs later. The move-in inventory checklist is not a request for repairs. The Premises are presented to the Tenant in habitable and pest free condition, Tenant has the right and option to schedule their own inspector at their expense, for certification of habitability and pest free status.

2.	TERM AND POSSESSION. This lease begins on , 202__ and runs through , 202__. If the Premises is not ready on the date this lease commences, the sole remedy for which Landlord(s) may be liable to Tenant(s) is the full abatement of Tenant(s)’ prorated rent from the date this lease commences to the date the Premises are ready for occupancy, which date is at Landlord(s)’s exclusive determination. If the Tenant fails to take possession on the day it is to be provided, and if Tenant(s) have not given Landlord(s) written notice that they will take possession on a later day, Landlord(s) may presume conclusively that Tenant(s) have abandoned the Premises and re-rent it.

3.i	RENT. Tenant(s) shall pay Landlord(s) total rent for the term of the lease in the amount of $___________ in monthly installments of $___________ (monthly rent) on the First (1st) day of each month by 5PM until the obligation is paid in full. The Tenant MAY NOT use the security deposit as payment for the last month rent, be it during this lease term or on a month-to month tenancy. Landlord(s) may require installments to be paid with electronic money transfer portals, certified funds or money orders (details of this to be specified by Landlord), and \ or in a single payment if any rent payment was paid untimely or if any past rent payment was previously dishonored or returned NSF. Rent is paid only when actually received by Landlord(s).

3.ii	RENT INCREASE CLAUSE: Tenant(s) acknowledge that the rent specified in this lease may only be increased at the end of the lease term. The Owner must provide written notice of any rent increase at least 60 days prior to the lease end date. Any increase must comply with the limits set by Michigan state law and may not occur more than once in any 12-month period. Tenant(s) agree to pay the new rent amount as specified in the notice, provided proper notice is given.

3.iii	Rent Payment Options: All rent payments must be made through the tenant portal provided by the owner and/or property manager.

Bellator Management

31912 Mound Rd. Suit 102, Warren, MI 48092

4.	PLACE OF PAYMENT AND NOTICES.Notices to Tenant(s) shall be delivered or sent to the Premises. Payment of rent or other charges due from Tenant(s) and notices to Landlord(s) shall be hand delivered to________________________________________. Notices required by this lease or by law shall be in writing. Notices that are mailed (including security deposit notices) are deemed received by the other party on the next regular day for delivery of mail after being stamped with sufficient postage and deposited in a United States mailbox. Notice of Demand For Possession or Notice to Quit is also authorized if sent to Tenant by text message and\or an email address listed on Tenant’s rental application, if applicable. Tenant may revoke this authorization if sent to the Landlord in writing and received in writing.

5.	APPLICATION OF MONEY FROM TENANT(S). Money received by Landlord(s) from Tenant(s) or in their behalf shall be applied to Tenant(s)’ account as follows: first to satisfy unpaid late fees, dishonored check fees, and to other fees owed by Tenant(s); second to maintenance and repair costs chargeable to Tenant(s); third to court costs and fees legally chargeable to Tenant(s), including costs incurred prior to curing a default; fourth to outstanding utility bills that are the responsibility of Tenant(s); fifth to deposits or portions thereof due from Tenant(s); sixth to rent. Restrictive endorsements on a check or statements in any communication, including those accompanying a payment, shall not constitute an accord and satisfaction or amend this provision.

6.	DEFAULT AND REMEDIES. Tenant(s)’ noncompliance with any covenant of this lease is a default. If Tenant(s) default, Landlord(s) may have all remedies legally permitted, including termination of this tenancy. On 1 day written notice, Landlord(s) also may terminate this tenancy if Tenant, a member of tenant’s household, or other person under tenant’s control unlawfully manufactures, delivers, possesses with intent to deliver, or possesses a controlled substance on the leased Premises. In the event of a default, Tenant(s) shall reimburse Landlord(s) for all legal fees, costs, and expenses legally recoverable and for all damages caused by their default, including costs of re-renting the Premises and all rent for the remainder of the term and succeeding terms that Landlord(s) does not collect through mitigation. If Landlord(s) terminates this tenancy, it may cancel, by written notice, any renewal, lease extension, or lease for a future term that Landlord(s) and Tenant(s) have executed. Landlord’s forbearance or forgiving any default at any time during this Lease shall not constitute a waiver of future default declarations.

7.	UTILITIES. Unless excepted in this paragraph, Tenant(s) shall put utilities for the Premises into their names, maintain uninterrupted service throughout the tenancy, and timely pay all utility bills, including but not limited to, electric, gas and water, sewer, storm run-off. Tenant(s) shall pay any penalties imposed by utility providers because of late payment of bills. Tenants shall be responsible for all utility service and expense unless otherwise stated here:____________________________________________ . Landlord may elect to keep water, sewer, storm run-off service in Landlord’s name and remit payment requests to the tenant which are due and payable within 14 days.

8.	LATE FEES. Rental payment is due by 5PM on the 1st of every month, with a 3- day grace period. If rent is not received by 5PM on the 4th day of the month, the payment will be considered late. While there are no late fees assessed, if rent is more than 7 days late, the Tenant may be subject to eviction proceedings. This clause does not preclude the Landlord from seeking termination of the lease if rent is paid late three or more times during the lease term or within a twelve- month period.

Bellator Management

31912 Mound Rd. Suit 102, Warren, MI 48092

9.	CHRONIC LATE PAYMENT OF RENT. Rent is due on the first day of each month, and notwithstanding Paragraph 8, Landlord(s) may terminate this lease if Tenant(s) are repetitively late with rent payments (3 times late within a twelve- month period).

10.	SECURITY DEPOSIT. Tenant(s) shall pay a security deposit of________ (an amount not to exceed 1 1/2 month rent equivalent). Security Deposit Act communications shall be addressed to Landlord(s) at the address in paragraph 4. Tenant(s) may not elect to use the deposit for rent. The name / address of the financial institution where your deposit will be held is:

Financial Institution Name, and address:                                                                              (Must be completed by Landlord as required by state law). It is agreed that if a tenant or occupant vacates before others, the security deposit shall remain held by the landlord and only disbursed to the last remaining tenant, if the deposit is returned.

11.	CLEANING FEE AND KEY DEPOSIT. A non-refundable cleaning fee of $250.00 shall be paid by Tenant on or occupancy date. A refundable key deposit of $25 shall be paid by Tenant on or before occupancy.

12.	SMOKING PROVISION. The leased Premises are rented as a no smoking rental. During the term of the lease, if it becomes apparent that the tenant has damaged the unit as a result of smoking or smoking related activities, Landlord may require repair of any damages to the premises and payment of the same shall be considered a “maintenance and repair cost” pursuant to paragraph 5 of this Lease Agreement and the repair costs may be assessed and payable with the next rent payment due to the Landlord. Any loss suffered by fire or cleaning, repair, deodorizing necessitated by smoking in, on or near the Premises shall be the sole responsibility of the Tenant(s) either in the form of reimbursement, indemnification and/or security deposit forfeiture to the extent that remediation, repair and/or replacement is necessitated to the extent that insurance secured by either party has not fully paid the damages sustained by the Landlord. Breach of the smoking prohibition clause is grounds for termination and covers marijuana smoke, e-cigarette, vapor smoke or cigarette smoke. It is agreed that smoking on the premises increases the risk of damage and fire within the premises.

13.	KEYS. Landlord(s) may retain a key to the Premises throughout term of the lease. Tenant(s) shall not change the locks without Landlord(s)’s prior written consent and if consent is granted, Tenant(s) shall immediately provide Landlord(s) with a key to any new lock if the locks are changed. Landlord(s) may charge Tenant(s) a reasonable amount for replacing lost keys and for assisting Tenant(s) in gaining entry to the Premises.

14.	ENTRY BY LANDLORD(S). Landlord(s) or its agents may enter the Premises in an emergency or to perform repairs, maintenance, code inspections, appraisals, insurance inspections, safety checks, or other purposes reasonably related to the operation of the Premises, and to show or prepare the Premises for sale or lease. Except during an actual or apparent emergency, all entries shall be made during reasonable hours and upon 24 hours notice or unless exigencies dictate a sooner entry to protect the property; Landlord(s) shall make reasonable efforts to inform Tenant(s) of its intention to enter and shall attempt to establish a mutually acceptable time. Requests for repairs shall constitute an authorization for entry to inspect and \ or perform the repairs. Landlord shall not unreasonably interfere with Tenant’s quiet enjoyment, but Tenant authorized Landlord to make entry for other such purposes with 48 hours advance notice so long as such other entry circumstances and intervals do not exceed more than two per month.

Bellator Management

31912 Mound Rd. Suit 102, Warren, MI 48092

15.	MAINTENANCE. Tenant(s) shall use and maintain the Premises in accordance with applicable police, sanitation, and all other regulations imposed by governmental authorities. Tenant(s) also shall maintain the Premises in a neat and orderly manner. Tenant(s) will observe all reasonable regulations and requirements of underwriters concerning use and condition of the Premises tending to reduce fire hazard and insurance rates. Tenant(s) shall indemnify the Landlord(s) for the repair of all damages to the Premises and structure of which they are a part, including fire and flood damage, caused by Tenant(s), their guests or invitees; they shall reimburse Landlord(s) for all permit, inspection, and certification costs it incurs because of their noncompliance with this lease or applicable laws; and they shall reimburse Landlord(s) for all damages resulting from not reporting the need for repair or maintenance in a reasonably timely manner. Nothing in this clause shall waive or lessen Landlord(s)’s obligation to maintain and repair the Premises under Michigan law, but Landlord(s) is not liable for any loss that accrues to Tenant(s) because of Landlord(s)’s actions in reasonably fulfilling its obligations hereunder. It shall be Tenant(s)’ responsibility to clear all snow and ice from the driveway, porch steps and sidewalk and maintain the same free from all ice and snow during a reasonable time after an accumulation of two inches of snow or an accumulation of ice; this would include the Tenant’s duty to salt and shovel all paved areas and sidewalks on or adjacent to the Premises. Landlord may agree to provide some snow removal services, but the responsibility to maintain safe conditions in or around the Premises shall be the exclusive responsibility of the Tenant. Any failure to maintain the Premises in a safe manner that results in injury to tenants, occupants, guests or invitees shall be the sole responsibility of the Tenant to the extent that Landlord is not insured for any loss. Tenant(s) assume all liability with respect to snow and ice accumulation on the Premises and any other dangerous conditions permitted to remain by them on the Premises. As indicated here, Tenant shall be required to pay for maintenance and repairs for the first $125 of each occurrence and the Landlord shall be responsible for any repair expense over said designated sum unless the cause of the repair is caused by the tenant(s)’ conduct, action(s), inaction(s), failure to timely notify of an obvious condition necessitating expeditious notification to Landlord of the need for maintenance or repair of a condition; if the latter circumstance(s) exist, tenant(s) shall be responsible for the entirety of the maintenance or repair expense. If the contractor is engaged by the Tenant, it must be pre-approved by the Landlord unless exigent circumstances exist. In order for tenant to be entitled to reimbursement for any payments advanced by tenant, tenant must obtain and furnish a receipt of the performed work to the Landlord and have written pre- approval by landlord. Tenant authorizes Landlord to register tenant as a responsible party for any trash, litter, weed or grass cutting code violations. Any code violation that was caused by the Tenant is grounds for termination of the lease.

16.	HOLD HARMLESS. Tenant(s) agree for themselves, their heirs, and personal representatives, to hold Landlord(s) harmless from all damages, loss or liability that results from Tenant’s negligent or illegal use of the Premises and from their intentional misuse of them. Tenant(s) agree to indemnify Landlord for any such claims by Tenant(s) or third parties including payment of attorney fees in defense of any such claims.

Bellator Management

31912 Mound Rd. Suit 102, Warren, MI 48092

17.	INSURANCE. Landlord(s) and its agents are not responsible for theft of personal property of Tenant(s), their guests or invitees; or for damage, loss, or destruction of personal property of Tenant(s), their guests or invitees, from any cause, including acts or omissions of third parties, unless caused by Landlord(s)’s failure to perform or negligent performance of a duty imposed by law. This includes any additions, improvements or fixtures that are added by the Tenants. TENANT(S) ARE SPECIFICALLY ENCOURAGED TO INSURE THEIR PERSONAL PROPERTY GIVEN THE TENANT’S UNCONDITIONAL WAIVER, HEREIN, OF TENANT’S RIGHT TO PURSUE CLAIMS FOR RECOUPMENT OF THE VALUE OF TENANT’S CONTENTS IN THE LEASEHOLD AGAINST THE LANDLORD. Tenant can not operate a business from the premises without prior consent or conduct activity that exposes Landlord to additional liability or risk of loss, including but not limited to marijuana growing, whether certified or not.

18.	ALTERATIONS. Alterations to the Premises without Landlord(s)’s prior written consent are prohibited. The Landlord is not liable to reimburse Tenant(s) for any alteration(s) or any claimed improvement(s) by tenant(s), unless agreed in writing. Painting, if pre-approved in writing, must be professionally performed and accomplished in pre-approved colors. Alterations and added fixtures are the property of Landlord(s). Upon lease expiration or earlier termination, however, Landlord(s) may designate, in writing, alterations it wishes to have removed, and Tenant(s), at their expense, shall remove them promptly and repair any damage or loss caused thereby.

19.	RETURN OF PREMISES. Tenant(s) shall return the Premises at the expiration of the term (or earlier termination) in as good a condition as when received, reasonable wear and tear excepted. Early surrender of the Premises, including surrender accepted in writing, shall not extinguish any of Tenant(s)’ obligations to perform under this lease, including payment of all rent reserved.

20.	AMENDMENT. This lease may be amended in writing only, signed by all parties.

21.	CAPTIONS. Paragraph captions are solely to assist with identification. They are of no legal significance.

22.	WAIVER. Failure by Landlord(s) to enforce a provision of this lease on one (1) or more occasions, shall not constitute a continuing waiver of Landlord(s)’s right to enforce the provision.

23.	SEVERABILITY. A court ruling that a clause of this lease is invalid or the parties’ written agreement that they no longer shall observe one or more lease provisions, shall not invalidate any other clauses of this lease.

24.	PETS. No pets are provided for in this landlord-tenant relationship and pets may not occupy without express written approval prior to occupancy by a pet.

Any pet that is generally known to have a dangerous propensity is expressly prohibited, e.g. by example and not limitation: dangerous dogs other animals that may cause injury to others if not properly supervised.

25.	SUCCESSORS. The heirs, successors, assigns, and representatives of Landlord(s) and Tenant(s) shall be bound by the covenants of this lease, unless the leased premises is sold; in the case of the latter, the Landlord or New Owner may, at their option, terminate this lease on sale and with notice to the Tenants.

Bellator Management

31912 Mound Rd. Suit 102, Warren, MI 48092

26.	USE AND QUIET ENJOYMENT. Tenant(s) shall comply with all applicable laws and ordinances; use of the Premises shall be for residential purposes only; Tenant(s) shall refrain from all conduct that unreasonably disturbs neighbors of the Premises. No business of any sort shall be located in or conducted from the Premises unless approved in advance and in writing. Tenant(s) shall be entitled to the quiet enjoyment of the Premises throughout this lease so long as they comply with its covenants. The premises shall not be used in whole or part to grow marijuana due to attendant concerns relating to risk and damage.

27.	JOINT AND SEVERAL LIABILITY. When there is more than one Tenant on the lease, each tenant is jointly and severally liable for its full performance.

28.	UNTENANTABILITY. If the Premises become wholly untenantable because of fire or other casualty, Landlord(s) may cancel this lease by notifying Tenant(s) in writing, and Tenant(s) shall surrender the Premises to Landlord(s). If for the same reasons the Premises become partially untenantable, or wholly untenantable without Landlord(s) canceling the lease, Landlord(s) shall repair the Premises with reasonable speed. From the date of the casualty, until repairs are substantially completed, rent shall abate in the same percentage that the Premises are untenantable, unless the untenantability is caused by negligence or intentional misconduct of Tenant(s), their guests or invitees, in which case rent shall not abate. Landlord(s) is not liable for failure to repair until Tenant(s) have notified Landlord(s) of the need for repair and a reasonable time to make the repair has passed thereafter. If 50% or more of the Premises are untenantable, the Premises are “wholly untenantable”. Landlord(s) shall not be held responsible for any abatement of rent or damages resulting from loss of quiet enjoyment or use of Tenant(s)’ leasehold as a result of acts of third parties, governmental agencies or neighbors for reasons including but not limited to construction, demolition or rebuilding of limited rights of way, structures or buildings on or near the Premises.

29.	ASSIGNMENT, SUBLETTING, AND OCCUPANCY. Tenant(s) shall not assign this lease or sublet the Premises, or any part thereof, without prior written permission of Landlord(s), which shall not be denied unreasonably. If more than one income producing adult applied for tenancy and one or more of the income producing adult abandons the tenancy or vacates, Landlord may at their sole discretion covert the tenancy for the remaining tenant occupants to a month-to- month tenancy, said determination shall me bade by notice to the other remaining occupants. Only those listed herein as Tenant(s) may occupy the Premises. Landlord(s) may evaluate proposed assignees and sub-Tenant(s) as it would evaluate prospective Tenant(s), including whether they are acceptable to remaining prime Tenant(s). Although Landlord does not intend to regulate who is a guest at the Premises, Tenant understands that if Tenant permits another to occupy the Premises for material periods of time, Landlord may require a premium rent for additional occupants. Tenant understands that Landlord’s exposure to greater liability exposure justifies this and that it is the Tenant’s responsibility to inform the Landlord of persons who visit the Premises for periods more than seven days concurrently.

30.	ABANDONMENT. If during this lease, Landlord(s) believe in good faith that the Tenant has abandoned the Premises and current rent is unpaid, Landlord(s) may re-enter the Premises and remove the remaining possessions of Tenant(s) without liability therefore. Abandonment is conclusively presumed if rent is unpaid for fifteen days following the due date of a financial obligation and (1) a substantial portion of Tenant(s)’ possessions have been removed or (2) acquaintances of Tenant(s) or other reliable sources indicate to Landlord(s) that Tenant(s) have left and evidence exists that abandonment has occurred or (3) if there has been a cessation of any utility service. If Tenant(s) abandon or surrender the Premises at anytime and leave personal property there, Landlord(s) may dispose of it however Landlord(s) chooses, and Tenant(s) shall reimburse Landlord(s) for all costs incurred in that regard. Landlord may post a 24 hour notice of entry to conclusively determine abandonment.

Bellator Management

31912 Mound Rd. Suit 102, Warren, MI 48092

31.	HOLDING OVER. Tenant(s) shall vacate the Premises on or before the expiration date of the lease. If Tenant(s) retain possession thereafter without Landlord(s)’s written permission, Landlord(s) has thirty (30) days from the last day of the lease to sue Tenant(s) for possession under section 5714(1)(C)(2) of the Michigan Summary Proceedings Act (Holding over after lease expires). If suit is not begun within that time, the tenancy shall continue on a month to month basis from the date the lease expires, and all other covenants of the lease shall remain in full force and effect, unless agreed in writing. Rent, however, shall increase by ten percent (10%), beginning on the first day after lease expiration, regardless of whether suit is brought. Acceptance of money by Landlord(s) from Tenant(s) during the thirty (30) days following expiration of the lease does not waive Landlord(s)’s right to seek possession as described in this paragraph, and Tenant(s) shall compensate Landlord(s) for all damages caused by their unauthorized holdover.

32.	END OF THE LEASE. The last day of the lease is the day listed in paragraph 2 page one. The last day of the lease is absolute and fair notice of the lease termination date and there shall be no assumption of continued tenancy unless agreed in writing. A Notice to Quit is not required to be issue relative to alerting tenant of the final day of the lease as it is agreed that the definite term end is established herein.

33.	ENTIRE AGREEMENT. This lease is the Parties’ entire agreement and they enter it voluntarily. There are no other agreements that are part of this lease unless previously agreed in writing. Tenant(s)’ application to lease is incorporated herein, and Tenant(s) covenant that the information supplied in that application was and continues to be accurate. During this lease and thereafter, Landlord(s) or its agents (including a collection agency) may obtain Tenant’s credit report, which Landlord(s) or its agent may use in attempting to collect unpaid rent, late fees, or other charges from Tenant.

34.	DISCLOSURES. This lease includes statutory disclosures after signature lines.

35.	DEFECTS AND REPAIR. Tenant(s) agree that they will immediately notify Landlord(s) of any defects or items in need of repair in writing. Landlord(s), upon receiving notice, will utilize every effort to remediate any condition as soon as reasonably possible. Tenant(s) agree and permit Landlord(s) or their contractor’s immediate access to the Premises upon notification; any failure of this writing will be evidence that the premises were completely free of defect during the lease.

36.	CAPTIONS AND TITLES. This Residential Lease contains boldfaced paragraph titles and captions for use and convenience of the Parties and should not be construed to limit application of the paragraph caption or title.

37.	BANKRUPTCY. If tenant or any occupant declares bankruptcy, Landlord may decide to convert the lease to a month-to-month tenancy and the premises may be repossessed by Landlord with a 30 day notice as may be required by law.

39.	APPLIANCES. The Owner is providing all appliances in clean and working condition for the Tenant’s use during the lease term. These appliances are to be returned in the same working condition, subject to normal wear and tear. If any appliance is found to be damaged due to negligence—such as physical damage, lack of cleanliness, or failure to report issues in a timely manner—the Tenant will be responsible for the cost of repair or replacement. In such cases, the replacement must be of the same make and model, or a comparable equivalent, as approved by the Owner. Failure to maintain the appliances in good working condition may result in deductions from the security deposit or further charges. Appliances provided by the Owner are:____________________________________________________.

Bellator Management

31912 Mound Rd. Suit 102, Warren, MI 48092

40.	OTHER LEASE CLAUSES. Other lease terms may be attached by signed addendum, as may be provided as “Attachment B”

41.	CONDOMINIUM CLAUSE (if applicable). If the leasehold is a rental within a condominium complex, tenant(s) must adhere to all condominium bylaws and rules, and must not engage in affronting confrontational conduct or conduct that interferes with quiet enjoyment with other residents or neighbors in the common areas of grounds; failure to comply is a material lease violation and Landlord may unilaterally, upon notice to tenant, convert this lease to a month-to-month tenancy and or terminate the lease.

42.	Recovery of Eviction-Related Costs. The Tenant acknowledges and agrees that, in the event of an eviction due to non-payment of rent, lease violations, or any other breach of this Agreement, the Landlord reserves the right to recover from the Tenant all costs incurred as a result of the eviction process. This includes but is not limited to:

●	Court filing fees

●	Attorney fees

●	Process server fees

●	Writ of eviction enforcement costs

●	Locksmith and property securing fees

●	Any additional costs directly related to regaining possession of the premises

43.	Criminal & Civil Liability for Property Damage. The Tenant shall be held legally and financially responsible for any damage to the leased premises beyond normal wear and tear, including but not limited to vandalism, destruction, or unauthorized modifications. If such damage is found to be intentional, reckless, or caused by illegal activities, the Landlord reserves the right to pursue both civil and criminal action against the Tenant. This may include:

●	Filing criminal charges for willful destruction of property

●	Seeking monetary damages in court for repair and restoration costs

●	Holding the Tenant liable for all related legal fees, collection costs, and any lost rental income resulting from necessary repairs

DISCLOSURES: MICHIGAN TRUTH IN RENTING ACT NOTICE

NOTICE: MICHIGAN LAW ESTABLISHES RIGHTS AND OBLIGATIONS FOR PARTIES TO RENTAL AGREEMENTS. THIS AGREEMENT IS REQUIRED TO COMPLY WITH THE TRUTH IN RENTING ACT. IF YOU HAVE A QUESTION ABOUT THE INTERPRETATION OR LEGALITY OF A PROVISION OF THIS AGREEMENT, YOU MAY WANT TO SEEK ASSISTANCE FROM A LAWYER OR OTHER QUALIFIED PERSON.

Bellator Management

31912 Mound Rd. Suit 102, Warren, MI 48092

DISCLOSURES: MICHIGAN SECURITY DEPOSIT ACT NOTICE

TO TENANT: YOU MUST NOTIFY YOUR LANDLORD(S) IN WRITING WITHIN FOUR (4) DAYS AFTER YOU MOVE OF A FORWARDING ADDRESS WHERE YOU CAN BE REACHED AND WHERE YOU WILL RECEIVE MAIL, OTHERWISE YOUR LANDLORD(S) SHALL BE RELIEVED OF SENDING YOU AN ITEMIZED LIST OF DAMAGES AND THE PENALTIES ADHERENT TO THAT FAILURE.

Under state law (Mich. Comp. Laws § 554.601a), tenants who have occupied their rental unit for more than 13 months may terminate the lease by a 60-day written notice if the tenant has become eligible for subsidized senior citizen housing, or because the tenant is incapable of living independently due to age or infirmity as certified by a physician.

Tenants acknowledge and agree that they have received the EPA brochure regarding lead-based pain in the home.

Dated:
Landlord:
Dated:
Tenant:

Bellator Management

31912 Mound Rd. Suit 102, Warren, MI 48092

Only the “Authorized Occupants” designated hereunder are permitted to occupy the leasehold and must abide by all terms of the lease; Tenant(s) collectively are under an affirmative duty to inform Landlord of all approved or unauthorized occupants for screening and liability purposes; failure to do so constitutes a material term or the lease. Unauthorized occupants include those individuals not specifically designated below who stay at the leasehold for more than a 48-hour period, more than 3 nights or anyone who receives mail or designates their residential location at the leasehold.

Authorized occupants:

Authorized occupants:

Authorized occupants:

Authorized occupants:

Authorized occupants:

Authorized occupants:

Authorized occupants:

Authorized occupants

Bellator Management

31912 Mound Rd. Suit 102, Warren, MI 48092

Attachment A

Disclosure of Information on Lead-Based Paint and/or Lead-Based Paint Hazards

Lead Warning Statement

Housing built before 1978 may contain lead-based paint. Lead from paint, paint chips, and dust can pose health hazards if not taken care of properly. Lead exposure is especially harmful to young children and pregnant women. Before renting pre-1978 housing, lessors must disclose the presence of known lead- based paint and/or lead-based paint hazards in the dwelling. Lessees must also receive a federally approved pamphlet on lead poisoning prevention.

Lessor’s Disclosure (initial)

☐ (a) Presence of lead-based paint or lead-based paint hazards [check (i) or (ii) below]:

☑ (i)Known lead-based paint and/or lead-based paint hazards are present in the housing [explain]:________________________________________________________________________

☐ (ii) Lessor has no knowledge of lead-based paint and/or lead-based paint hazards in the housing.

☐ (b) Records and reports available to the lessor [check (i) or (ii) below]:

☐ (i) Lessor has provided the lessee with all available records and reports pertaining to lead-based paint and/or lead-based paint hazards in the housing [list documents below]:                                                                                                                                                               ..

______________________________________________________________________________

☑  (ii) Lessor has no reports or records pertaining to lead-based paint and/or lead-based paint hazards in the housing.

Bellator Management

31912 Mound Rd. Suit 102, Warren, MI 48092

Lessee’s Acknowledgment (initial)

☐   (c) Lessee has received copies of all information listed above.

☑   (d) Lessee has received the pamphlet Protect Your Family From Lead in Your Home.

Certification of Accuracy

The following parties have reviewed the information above and certify, to the best of their knowledge, that the information they have provided is true and accurate.

Dated:
Landlord:
Dated:
Tenant:

Bellator Management

31912 Mound Rd. Suit 102, Warren, MI 48092

Attachment B

Other Lease Terms incorporated into the Lease Agreement as Paragraph 37:

B (1) Tenants shall not grow marijuana on the premises under any circumstances, it is agreed that the use of lights and water increases utility use and also has the effect of causing moisture exposure in the leasehold which may damage the residence.

B (2) If the leasehold is in a homeowners or condominium association (HOA), tenants must adhere to all HOA rules or a material violation of this lease may be determined by the Landlord, at Landlord’s sole discretion.

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Dated:
Landlord:
Dated:
Tenant:

Bellator Management

31912 Mound Rd. Suit 102, Warren, MI 48092

Addendum for Basement Use

This Addendum is attached to and forms part of the Lease Agreement dated: _                                 between Wahed Real Estate Series 1, LLC (Landlord) and [TENANT]                                          (Tenant) for the property located at 4120 Paign Dr, Sterling Heights, MI 48313.

Basement Use Terms and Conditions

1. Acknowledgment of Potential Flooding

The Tenant acknowledges that the basement of the rental property may be prone to flooding due to unforeseen circumstances, including but not limited to heavy rainfall, plumbing issues, or other water-related events.

2. No Sleeping or Habitation in Basement

The Tenant agrees that no person is permitted to sleep, reside, or otherwise use the basement as a living or sleeping area under any circumstances.

3. Landlord’s Liability for Flood-Related Damages

The Landlord shall not be held liable for any damage to the Tenant’s personal property stored in the basement due to flooding or water intrusion.

●	Tenants are advised to avoid storing valuable or irreplaceable items in the basement.

●	Tenants are responsible for obtaining renter’s insurance to cover potential property loss or damage.

4. Tenant Responsibility

The Tenant agrees to notify the Landlord promptly in the event of any water intrusion, flooding, or damage in the basement.

5. Indemnification

The Tenant agrees to indemnify and hold the Landlord harmless from any claims, damages, or liabilities arising from the Tenant’s use of the basement in violation of this addendum.

Tenant Acknowledgment

By signing below, the Tenant acknowledges understanding and acceptance of the terms outlined in this addendum.

Dated:
Landlord:
Dated:
Tenant:

Bellator Management

31912 Mound Rd. Suit 102, Warren, MI 48092

This addendum is legally binding and must be signed and dated by all parties to the Lease Agreement.

Utility Addendum

This Addendum is attached to and forms part of the Lease Agreement dated:_____________ between Wahed Real Estate Series 1, LLC (Landlord) and [TENANT]                   (Tenant) for the property located at 4120 Paign Dr, Sterling Heights, MI 48313.

Utility Responsibility

The Tenant is required to transfer all utilities to their name on day of lease signing. Keys will be handed to the tenant once confirmation is provided of transfer. Failure to comply may result in additional fees or penalties as outlined in the lease agreement.

Water & Sewer

Visit your local Water Department office for assistance.

Detroit Tenants: Use the following link to transfer the water bill to your name: Detroit Water Service Transfer

●	https://detroitmi.gov/departments/water-and-sewerage-department/dwsd- customer-service/how-do-i-turn-ontransferturn-water-service

Gas & Electric

Contact DTE Energy at (800) 477-4747 to set up or transfer your account

Contact Consumers Energy at (800) 477-5050 to set up or transfer your account

Acknowledgment

By signing below, the Tenant agrees to comply with the outlined terms for utility transfer and rent payment.

Dated:
Landlord:
Dated:
Tenant:

This addendum is legally binding and must be signed and dated by all parties to the Lease Agreement.

Bellator Management

31912 Mound Rd. Suit 102, Warren, MI 48092

Tenant Contact Page

Property Address:_______________________________________________________

Primary Tenant Information

Full Name:

Phone Number: _____________________________________________________

Email Address:_____________________________________________________

Emergency Contact

Emergency Contact 1: ___________________________________________

Phone Number: ________________________________________________

Email: ___________________________________________________

Relationship:_____________________________________________

Emergency Contact 2: _____________________________________

Phone Number: ____________________________________________

Email: ____________________________________________________

Relationship:________________________________________________

Landlord/Property Manager Contact Information

Name: _______________________________________________________

Phone Number: __________________________________________________

Email Address:____________________________________________________

Emergency Maintenance Contact: _____________________________________

Bellator Management

31912 Mound Rd. Suit 102, Warren, MI 48092

AGREEMENT BETWEEN LANDLORD, TENANT, AND PROPERTY MANAGER

This Agreement is made and entered into on _______________, by and between:

●	Landlord: ___________________________________________________________

●	Tenant(s): ___________________________________________________________

●	Property Manager: ___________________________________________________________

●	Property Address: 4120 Paign Dr, Sterling Heights, MI 48313

Property Manager Authority Clause. The Tenant acknowledges and understands that the Property Manager is acting on behalf of the Owner in all matters related to the enforcement and maintenance of this Lease Agreement. The Property Manager is authorized to oversee day-to-day operations, collect rent, address maintenance requests, enforce lease terms, and take necessary actions to ensure compliance with this Agreement. All communications, notices, and requests related to the lease shall be directed to the Property Manager, who will act in the Owner’s best interest to uphold the terms of the lease and maintain the property.

AUTHORITY OF PROPERTY MANAGER. The Landlord authorizes the Property Manager to take the following actions concerning the leased Premises:

A. Lease Enforcement & Tenant Communications

●	Collect rent and other payments due under the lease.

●	Issue notices, including but not limited to, late payment notices, lease violations, and eviction notices.

●	Serve as the primary point of contact for tenant inquiries, complaints, and requests.

B. Property Maintenance & Repairs

●	Arrange and oversee routine maintenance and necessary repairs.

●	Hire contractors and service providers for property upkeep.

C. Legal Compliance & Lease Execution

●	Ensure that the property is maintained per local housing codes and landlord- tenant laws.

●	Represent the Landlord in legal matters concerning the lease and tenancy, including court appearances, if necessary.

Bellator Management

31912 Mound Rd. Suit 102, Warren, MI 48092

D. Entry & Inspections

●	Schedule and conduct periodic inspections of the Premises.

●	Provide necessary notice to Tenant(s) before entry, except in emergency situations.

E. Deposit & Financial Management

●	Collect and manage security deposits in accordance with Michigan law.

●	Handle refund or deductions from security deposits at lease termination.

F. Tenant Violations & Evictions

●	Issue notices for lease violations and enforce lease terms.

●	Initiate and manage eviction proceedings if required, including coordination with legal counsel.

TENANT’S ACKNOWLEDGMENT & RESPONSIBILITIES. Tenant(s) acknowledge that the Property Manager is acting on behalf of the Landlord and agree to:

●	Direct all communications, payments, and maintenance requests to the Property Manager.

●	Allow the Property Manager to enter the Premises for maintenance, inspections, and emergencies, with proper notice.

●	Comply with all terms of the lease agreement.

SIGNATURES. By signing below, the parties acknowledge and agree to the terms outlined in this agreement.

Landlord: ____________________________________________________________

Date: ____________________________________________________________

Property Manager: ___________________________________________________

Date: ____________________________________________________________

Tenant(s): _______________________________________________________

Date: ____________________________________________________________

Bellator Management

31912 Mound Rd. Suit 102, Warren, MI 48092

Rental Property Inventory Checklist

Please complete and return to owner or property manager within 7 days of taking possession of keys

General Information

●	Tenant Name(s):

●	Address:

●	Move-In Date:

●	Move-Out Date (if applicable):

●	Landlord/Agent Name: ____________________________________________________

●	Inspection Date: ________________________________________________________

Checklist by Room

Living Room

●	Walls: (Condition, marks, paint, etc.)

●	Ceiling: (Condition, cracks, etc.)

●	Floors/Carpet: (Clean, stains, damage, etc.)

●	Doors: (Condition, locks, handles)

●	Windows: (Glass, frames, locks, blinds)

●	Light Fixtures: (Working, intact)

●	Electrical Outlets: (Functional, covers intact)

●	Heating/Cooling Vents:

Kitchen

●	Walls: ________________________________________________________

●	Ceiling: ________________________________________________________

●	Floors: ________________________________________________________

●	Doors: ________________________________________________________

●	Windows: ________________________________________________________

●	Light Fixtures: ________________________________________________________

●	Countertops: (Scratches, stains)

Bellator Management

31912 Mound Rd. Suit 102, Warren, MI 48092

●	Cabinets/Drawers: (Doors, handles, cleanliness

●	Sink/Faucet: (Leaks, functionality)

●	Appliances: ________________________________________________________

●	Refrigerator: ________________________________________________________

●	Oven/Stove: ________________________________________________________

●	Microwave: ________________________________________________________

●	Dishwasher: ________________________________________________________

●	Electrical Outlets: ________________________________________________________

Bedrooms (Repeat for Each)

●	Walls: ________________________________________________________

●	Ceiling: ________________________________________________________

●	Floors/Carpet:________________________________________________________

●	Doors: ________________________________________________________

●	Windows: ________________________________________________________

●	Light Fixtures:________________________________________________________

●	Closets: ________________________________________________________

Bellator Management

31912 Mound Rd. Suit 102, Warren, MI 48092

Bathrooms (Repeat for Each)

●	Walls:________________________________________________________

●	Ceiling:________________________________________________________

●	Floors: ________________________________________________________

●	Doors:________________________________________________________

●	Windows: ________________________________________________________

●	Light Fixtures: ________________________________________________________

●	Sink/Vanity: (Cleanliness, plumbing)

●	Toilet: (Cleanliness, functionality)

●	Shower/Bathtub: (Cleanliness, tiles, leaks)

●	Mirror:

Utility/Other Rooms

●	Laundry Room (Washer/Dryer):

●	Garage: (Door, opener, cleanliness)

●	Basement:

Exterior

●	Walls/Facade: (Cracks, stains)

●	Roof: (Visible issues)

●	Windows: (Glass, frames, locks)

●	Doors: (Locks, handles)

●	Lawn/Yard: (Condition, maintenance)

●	Driveway/Sidewalk: (Cracks, Cleanliness)

●	Outdoor Fixtures (Lights, mailbox, etc.):

Bellator Management

31912 Mound Rd. Suit 102, Warren, MI 48092

Additional Notes

●	Smoke Detectors: (Working condition)

●	Fire Extinguisher: (Available, expiration date)

●	Thermostat/Heating: (Functionality)

●	Keys Provided: (Number and type)

●	Furniture/Appliances Provided (if furnished):

Signatures

By signing below, both parties agree to the recorded inventory and condition of the rental property.

Dated:
Landlord:
Dated:
Tenant: